Exhibit 99.1

Liberty Media Corporation Announces Record Dates and Distribution Dates

for Spin-Off of Liberty Broadband Corporation and Rights Offering

ENGLEWOOD, Colo., October 9, 2014.  Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) ("Liberty") announced today that, in connection with the upcoming spin-off (the "Spin-Off") of its subsidiary Liberty Broadband Corporation ("Liberty Broadband"), its Board of Directors has declared a record date of 5:00 p.m., New York City time, on October 29, 2014 (such date and time, the "Spin-Off Record Date") for the distribution of the Liberty Broadband common stock and set a distribution date of 5:00 p.m., New York City time, on November 4, 2014 for the completion of the Spin-Off. Also, the Board of Directors of Liberty Broadband has declared a record date of 5:00 p.m., New York City time, on November 19, 2014 (such date and time, the "Rights Record Date"), for the distribution of subscription rights (the "Series C Rights") to acquire shares of Series C common stock of Liberty Broadband (the "Rights Distribution"). The distribution of the Series C Rights will occur separately from the distribution of the stock of Liberty Broadband. It is expected that the distribution date for the Series C Rights will be 5:00 p.m., New York City time, on December 10, 2014. The completion of the Spin-Off and the Rights Distribution each remain subject to the satisfaction or waiver, as applicable, of a number of conditions including, in the case of the Rights Distribution, the completion of the Spin-Off.

Spin-Off

In the Spin-Off, Liberty will distribute one-fourth of a share of Liberty Broadband Series A, Series B and Series C common stock for each share of the corresponding series of Liberty common stock held as of the Spin-Off Record Date. Cash will be issued in lieu of fractional shares of Liberty Broadband common stock. Immediately following the Spin-Off, Liberty Broadband will consist of Liberty's 26% ownership interest in, and warrants to purchase additional shares of, Charter Communications, Inc., Liberty's 100% ownership interest in TruePosition, Inc., a minority equity investment in Time Warner Cable ("TWC"), certain deferred tax liabilities, liabilities related to a TWC call option and $320 million in indebtedness.

Because Nasdaq has established November 5, 2014 as the ex-dividend date for the Spin-Off, and as a result of related "due bill" trading procedures, persons acquiring shares of Liberty common stock in the market through November 4, 2014 will still receive shares of Liberty Broadband common stock in the Spin-Off. Liberty expects that the Liberty Broadband Series A and Series C common stock will begin trading in the "regular way" on the Nasdaq Global Select Market under the symbols "LBRDA" and "LBRDK", and that the Liberty Broadband Series B common stock will be quoted on the OTC Bulletin Board under the symbol "LBRDB," in each case, beginning on November 5, 2014.

Rights Offering

In the Rights Distribution, Liberty Broadband will distribute one Series C Right for every five shares of Liberty Broadband Series A, Series B or Series C common stock held as of the Rights Record Date. Fractional Series C Rights will be rounded up to the nearest whole right. No rights to purchase shares of Liberty Broadband Series A or Series B common stock will be issued in the Rights Distribution. Each Series C Right will entitle the holder to purchase one share of Liberty Broadband Series C common stock at a subscription price equal to a 20% discount to the 20 trading day volume weighted average trading price of such Series C common stock beginning on the first day on which such Series C common stock begins trading "regular way" on the Nasdaq Global Select Market following the Spin-Off (which is expected to be November 5, 2014). Each Series C Right also provides the holder with an oversubscription privilege, pursuant to which (subject to specified conditions) the rightsholder may subscribe for additional shares of Liberty Broadband Series C common stock. The rights offering is expected to commence following the determination of the per share subscription price of the Series C Rights. Liberty intends to announce the subscription price of the Series C Rights and the commencement and expiration dates of the rights offering as soon as practicable. Once the rights offering is commenced, Liberty expects the Series C Rights to be listed and tradeable on the Nasdaq Global Select Market under the symbol "LBRKR." For additional information on the rights offering, please see the prospectus included in Liberty Broadband's Registration Statement on Form S-1 filed with the Securities and Exchange Commission and any amendments thereto or any other registration statement of Liberty Broadband filed with respect to the rights offering.

Liberty will separately announce the ex-dividend date for the Rights Distribution once it has been determined.

Even if the Spin-Off is completed as currently contemplated, the Board of Directors of Liberty Broadband reserves the right to terminate the rights offering at any time prior to the expiration date of the rights offering, including prior to the Rights Distribution or the commencement of the rights offering.

Adjustment to Conversion Rate for Liberty Cash Convertible Notes

In connection with the Spin-Off, an adjustment is required to be made to the conversion rate (the "Conversion Rate") for Liberty's 1.375% Cash Convertible Senior Notes due 2023 (the "Notes") pursuant to the terms of the Indenture, dated October 17, 2013, between Liberty and U.S. Bank National Association, as trustee, governing the Notes (the "Indenture"). On October 9, 2014, Liberty provided notice to the holders of the Notes informing them of the pending adjustment to the Conversion Rate. Liberty will provide a second notice to the holders of the Notes once the actual adjustment is made.

In calculating the appropriate adjustment to the Conversion Rate, Liberty intends to apply the formula set forth in Section 12.04(c)(i) of the Indenture for a Spin-Off (as such term is defined in the Indenture). Liberty will announce the actual adjustment to the Conversion Rate promptly following the distribution date for the Spin-off, and in any event prior to the opening of trading on November 5, 2014, the Ex-Dividend Date (as such term is defined in the Indenture) for the Spin-Off.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the Spin-Off, the listing of the Liberty Broadband Series B common stock for trading, the Rights

Distribution and the related rights offering by Liberty Broadband, the adjustment to the Conversion Rate and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty's ability to satisfy the conditions to the Spin-off, the development of a trading market for Liberty Broadband's Series B common stock, Liberty Broadband's ability to satisfy the conditions to the Rights Distribution, the development of a trading market for the Series C Rights and Liberty Broadband's ability to complete the rights offering. These forward-looking statements speak only as of the date of this presentation, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty's business which may affect the statements made in this presentation.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Sirius XM Holdings, Inc., Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications and Live Nation, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation